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                                                                    EXHIBIT 10.8

                               LICENSE AGREEMENT


        THIS LICENSE AGREEMENT (the "Agreement") is by and between REPEATER TECHNOLOGIES, INC., a California corporation having a place of business at 1150 Morse Avenue, Sunnyvale, CA 94089 ("Repeater") and MATTHEW FUERTER, an individual residing at 2815 Bowlin Avenue, San Ramon, CA 94568 ("Fuerter"), effective this 12th day of May, 1998 (the "Effective Date").

        WHEREAS, Fuerter conceived of and has developed, to some extent prior to his employment by Repeater, and has subsequently jointly developed as an employee of Repeater, with Repeater, certain receive diversity inventions relating to the field of CDMA repeater technology for which a patent application has been filed ("Delay Combiner System for CDMA Repeaters and Low Noise Amplifiers," Patent Application No. 09/028434, "the Patent") which are the subject of a separate Patent Assignment between the parties attached hereto as Exhibit A (the "Patent Agreement") and also agrees to grant certain licenses hereunder; and

        WHEREAS, Repeater wishes to acknowledge the contribution of Fuerter to the development of the technology related to the subject matter of the Patent (the "Receive Diversity Technology") in the form of bonuses as set forth herein; and

        WHEREAS, Repeater wishes also to pay to Fuerter a royalty based on net receipts from Repeater customers purchasing Repeater's "Diversity Option" which is based in part on Fuerter's work on behalf of Repeater and the Receive Diversity Technology;

        NOW THEREFORE, in consideration of the mutual obligations specified in this Agreement, the execution of the Patent Agreement, and the amounts paid to Fuerter hereunder, the parties agree to the following:

1. COMPENSATION, INCENTIVES AND ROYALTIES. In consideration for the services rendered to Repeater regarding the Receive Diversity Technology, the assignment of ownership interests under the Patent Agreement and for the licenses set forth herein, in addition to Fuerter's normal receipt of salary and benefits, Repeater agrees to compensate Fuerter as set forth below:

        (a) A bonus of Fifty Thousand Dollars ($50,000) to be paid within thirty
(30) days following the Effective Date.

        (b) An additional bonus of Fifty Thousand Dollars ($50,000) within thirty (30) days of receipt of notice by Repeater of the issuance ("Patent Issuance") of the Patent.

        (c) In addition, Fuerter will receive quarterly royalties over the life of the Patent, except for that portion of the Patent embodying the "Tower Top Low Noise Amplifier Diversity" technology which shall be the subject of a separate royalty agreement should Repeater decide to pursue completion of its development and commercialization thereof (the "Excluded Portion"), as follows:



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                (i)     Until Patent Issuance, seventy-five U.S. dollars
                        ($75.00) per Diversity Option sold;

                (ii) After Patent Issuance, three percent (3%) of the Net Revenue (as defined below) received from sales of units of the Diversity Option during such calendar quarter or seventy-five U.S. dollars ($75.00) per Diversity Option sale, whichever is greater; and

                (iii) Five (5) shares of unregistered Repeater common stock for each unit of Product sold.

        (d) Royalties will be payable once per calendar quarter within ninety
(90) days following the end of such calendar quarter in which funds were actually received and shall be non-refundable once paid. "Net Revenue" means monies actually received by Repeater in connection with the sale of Diversity Options, but shall exclude credits, returns, refunds or rebates paid by Repeater, costs of collection to the extent such costs of collection are not deducted and retained by any third party prior to payment to Repeater of applicable invoiced amounts, and any taxes relating to such amounts (exclusive of any taxes based on Repeater's net income). Royalties and shares owned to Fuerter for Diversity Options sold prior to the Effective Date shall be paid within ninety (90) days after the Effective Date.

        (e)    All payments under subsection (c) above shall cease:

                (i) at such time as ten thousand (10,000) Diversity Options have been shipped; or

                (ii) if the Patent's application is rejected by the United States Patent Office, or the Patent or any portion thereof is determined to be unenforceable or its practice is enjoined by any tribunal of competent jurisdiction.

2. LICENSE. Fuerter hereby grants Repeater an exclusive, perpetual and irrevocable worldwide license, with right of sublicense, to make, have made, import, offer to sell and sell products using any and all know-how, processes, and other methods useful for the practice of the Patent including without limitation the Excluded Portion, as well as any other intellectual property rights Fuerter may now have or may hereafter acquire recognized in any jurisdiction in the world related to the subject matter of the Patent and the Receive Diversity Technology and agrees not to assert any claim against Repeater and its licensees with respect to such items, other than claims to enforce the terms of this Agreement.

3. RESTRICTIONS ON USE. In further consideration for the royalties, Fuerter agrees that, during the term of this Agreement, he will not license any intellectual property rights Fuerter may have under or to the Patent or under or related to the Receive Diversity Technology to any other party without Repeater's express prior written consent; such consent may be granted or withheld by Repeater in Repeater's sole discretion.

4. ASSIGNMENT OF REPEATER WORK PRODUCT. Except for Fuerter's rights in the Patent and in



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any technology specifically identified in Fuerter's employment agreement as owned by Fuerter ("Background Technology"), and except as otherwise set forth in
Section 2 above, Fuerter irrevocably assigns to Repeater all right, title and interest worldwide in and to all his development and other work product on behalf of Repeater ("Repeater Work Product"), including without limitation the Receive Diversity Technology and the Diversity Option, and all applicable intellectual property rights related to the Repeater Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the "Proprietary Rights"). Except as set forth below, Fuerter retains no rights to use the Repeater Work Product and agrees not to challenge the validity of Repeater' ownership in the Repeater Work Product. Fuerter hereby grants to Repeater a non-exclusive, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, publicly display and distribute in any form or medium, whether now known or later developed, and to make, have made, use, import, offer to sell, and sell Background Technology and any Prior Work Product incorporated or used in the Repeater Work Product for the purpose of developing and marketing Repeater products or otherwise commercializing Repeater' technology, but not for the purpose of marketing Background Technology or Prior Work Products separate from Repeater products. Fuerter hereby waives and quitclaims and agrees to waive and quitclaim in future to Repeater any and all claims of any nature whatsoever, which Fuerter now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Repeater.

5. WAIVER OR ASSIGNMENT OF OTHER RIGHTS. If Fuerter has any rights to the Repeater Work Product that cannot be assigned to Repeater, Fuerter unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Repeater with respect to such rights, and agrees, at Repeater' request and expense, to consent to and join in any action to enforce such rights. If Fuerter has any right to the Repeater Work Product that cannot be assigned to Repeater or waived by Fuerter, Fuerter unconditionally and irrevocably grants to Repeater during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

6. ASSISTANCE IN THE ENFORCEMENT OF PROPRIETARY RIGHTS. Fuerter agrees to cooperate with Repeater or its designee(s) in the procurement and maintenance of Repeater' rights in the Patent and the Repeater Work Product and to execute, when requested, any other documents deemed necessary by Repeater to carry out the purpose of this Agreement. In the event Repeater is unable for any reason, after reasonable effort, to secure Fuerter's signature on any document needed in connection with the actions specified above, Fuerter hereby irrevocably designates and appoints Repeater and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in Fuerter's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Fuerter. Fuerter's obligation to assist Repeater with respect to the Patent and the Proprietary Rights relating to such Repeater Work Product in any and all countries shall continue beyond the termination of this Agreement, but Repeater shall compensate Fuerter at a reasonable rate after such termination for



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the time actually spent by Fuerter at Repeater' request on such assistance.

7. CONSEQUENTIAL DAMAGES WAIVER. FUERTER MAKES NO WARRANTY OR REPRESENTATIONS THAT THE RECEIVE DIVERSITY TECHNOLOGY IS PATENTABLE OR DOES NOT INFRINGE ON ANY EXISTING PATENTS. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION OF LIABILITY IS A FUNDAMENTAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND THAT IN ITS ABSENCE THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

8. NO OBLIGATION TO COMMERCIALIZE. Fuerter acknowledges and agrees that Repeater has no obligation to commercialize the Diversity Option and Repeater may at any time choose not to commercialize the Diversity Option or any other product under the license grant.

9. NOTICES. All notices and communications to be given for purposes of this Agreement shall be validly given, made or served only if in writing and shall be deemed duly given when posted by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Repeater:
                      Repeater Technologies, Inc.
                      1150 Morese Avenue,
                      Sunnyvale, CA 94089

If to Fuerter:        Matthew Fuerter
                      2815 Bowlin Avenue
                      San Ramon, CA 94568

10. GENERAL. Fuerter shall not assign this Agreement without the prior written consent of Repeater and any purported assignment in violation of this term shall be void and without effect ab initio. The parties' rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns. This Agreement may not be waived, modified, or amended unless mutually agreed upon in writing by both parties. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of this Agreement. This Agreement shall be governed by the laws of the State of California as between California residents, excluding its conflicts of laws principles and any action hereunder shall be commenced in federal court in the Northern District of California or in state court in Santa Clara county, as appropriate. This Agreement and its Exhibit attached hereto and hereby incorporated herein constitute the parties' final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter.

11. NON DEPENDENT ON EMPLOYMENT. This Agreement is separate and distinct from, and is not dependent upon, the employment relationship between the Parties. The rights and obligations set



                                       4.
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forth in this Agreement shall survive and remain in full force and effect notwithstanding the resignation, retirement or termination of Fuerter's employment relationship with Repeater, with or without cause. Nothing in this Agreement shall change the nature of the employment relationship between the parties, which shall remain subject to that certain Employment Agreement dated May 8, 1997.

12. ATTORNEY FEES. In the event of a dispute arising out of or related to this Agreement or its breach, the prevailing party in any subsequent litigation or arbitration regarding said dispute shall be entitled to recover his or its costs incurred in such litigation and/or arbitration, including reasonable attorney fees.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



REPEATER TECHNOLOGIES, INC.                 MATTHEW FUERTER

By: /s/ KEN KENITZER                        By: /s/ MATTHEW FUERTER
   ------------------------                    ---------------------------------

      PRESIDENT & CEO                               ###-##-####
---------------------------                    ---------------------------------
[Title]                                        [Social Security Number]



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                                                                       EXHIBIT A


ATTORNEY DOCKET NO. RPTR0001



                                   ASSIGNMENT

WHEREAS, I, Matthew P. Fuerter, hereinafter referred to as "ASSIGNOR", have invented certain new and useful improvements, as described and set forth in the below-identified application for United States Letters Patent:

Title of Invention: DELAY COMBINER SYSTEM FOR COMA REPEATERS AND
                    LOW NOISE AMPLIFIERS

WHEREAS, Repeater Technologies, a corporation duly organized under and pursuant to the laws of the State of California, and having its principal place of business at 1150 Morse Avenue, Sunnyvale, California 94059, hereinafter referred to as "ASSIGNEE", is desirous of acquiring fifty percent (50%) undivided, unrestricted interest in the said invention and application and in any Letters Patent which may be granted with regard to the same:

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN: Be it known that for good and valuable consideration, ASSIGNOR has sold, assigned, and transferred, and by these presence does sell, assign, and transfer unto the said ASSIGNEE, and ASSIGNEE'S successors and assigns, fifty percent (50%) undivided, unrestricted interest in and in said invention, said application for United State Letters Patent and any Letters Patent which may be hereafter granted on the same in the United States and all countries throughout the world, including any divisions, renewals, configurations in whole or part, substitutions, conversions, reissues, revivals, prolongation, or extensions thereof, and fifty-percent (50%) interest to be held and enjoyed by said ASSIGNEE as fully and exclusively as it would have been held and enjoyed by said ASSIGNOR had this assignment and transfer not been made, for all time.

ASSIGNOR further agrees that he will, without charge to said ASSIGNEE, but at ASSIGNEE's expense, cooperate with ASSIGNEE in the prosecution of said application and/or applications, execute, certify, acknowledge, and deliver all such further papers, including applications for Letters Patent and for the reissue thereof, and instruments of assignment and transfer thereof, and will perform such other acts as ASSIGNEE may lawfully request, to obtain or maintain Letters Patent for said Invention and improvement in any and all countries, and to vest title thereto in said ASSIGNEE, or ASSIGNEE'S successors and assigns.

IN TESTIMONY WHEREOF, ASSIGNOR has here unto signed his name to the assignment on the date indicated below.



/s/ MATTHEW P. FUERTER
----------------------------
    Matthew P. Fuerter

On this 19th day of FEB. in the year of 1998, before me, the undersigned notary public, personally appeared the above-named ASSIGNORS, known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument, and acknowledged that they executed the same.

STATE OF CALIFORNIA    )
                       ) ss.     See Attached
COUNTY OF CONTRA COSTA )     -----------------------
                                   NOTARY
                                   PUBLIC